Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226

Contact:  Mark R. Gerke
Chief Financial Officer
414.459.4012
markgerke@wsbonline.com

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Year Ended December 31, 2018.
WAUWATOSA, WI – 01/30/2019 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $5.7 million, or $0.21 per diluted share for the quarter ended December 31, 2018 compared to $3.1 million, or $0.11 per diluted share for the quarter ended December 31, 2017. Net income per diluted share was $1.11 for the year ended December 31, 2018 compared to net income per diluted share of $0.93 for the year ended December 31, 2017. The results of operations for the quarter and year ended December 31, 2017 each include a $2.7 million charge to income tax expense related to the Company's deferred tax asset revaluation that resulted from legislation that reduced the corporate federal income tax rate. Excluding the impact of this revaluation, net income per diluted share(1) for the quarter and year ended December 31, 2017 were $0.21 and $1.03, respectively.
“We are pleased with the performance of our Community Banking segment as we achieved our 12th consecutive comparative quarter with growth in pre-tax income,” said Douglas Gordon, CEO of Waterstone Financial, Inc. “We have exhibited the ability to grow this segment while maintaining our culture for asset quality and expense management. As a result of our profitability and financial strength, we were able to deploy capital by rewarding our shareholders with $0.98 per share in dividends, while also repurchasing 1.1 million shares of stock during the year. Our Mortgage Banking segment’s performance has declined due to a challenging housing market causing margin compression, and the expenses related to closing unprofitable branches and rightsizing staff.”

Highlights of the Quarter Ended December 31, 2018

Waterstone Financial, Inc. (Consolidated)

•
Consolidated net income of Waterstone Financial, Inc. totaled $5.7 million for the quarter ended December 31, 2018, compared to $5.8 million(1) for the quarter ended December 31, 2017 adjusted for the deferred tax revaluation ($3.1 million on a GAAP basis).

•
Consolidated net income of Waterstone Financial, Inc. totaled $30.8 million for the year ended December 31, 2018, compared to $28.7 million(1) for the year ended December 31, 2017 adjusted for the deferred tax revaluation ($26.0 million on a GAAP basis).

•
Consolidated return on average assets totaled 1.18% for the quarter ended December 31, 2018 compared to 1.26%(1) for the quarter ended December 31, 2017 adjusted for the deferred tax revaluation (0.67% on a GAAP basis).

•
Consolidated return on average assets totaled 1.64% for the year ended December 31, 2018 compared to 1.58%(1) for the year ended December 31, 2017 adjusted for the deferred tax revaluation (1.43% on a GAAP basis).

•
Consolidated return on average equity totaled 5.58% for the quarter ended December 31, 2018 and 5.58%(1) for the quarter ended December 31, 2017 adjusted for the deferred tax revaluation (2.98% on a GAAP basis).

•
Consolidated return on average equity totaled 7.60% for the year ended December 31, 2018 compared to 6.98%(1) for the year ended December 31, 2017 adjusted for the deferred tax revaluation (6.32% on a GAAP basis).

(1) For notes on non-GAAP financial measures, see pages 7 and 14
•	Dividends declared totaled $0.12 per share during the quarter ended December 31, 2018 amounting to a total of $0.98 in dividends declared per share during the year ended December 31, 2018.
•
Repurchased a total 587,700 shares on the open market during the quarter ended December 31, 2018 at an average price of $16.59 per share. For the year ended, repurchased a total of 1.1 million shares at an average price of $16.81.

Community Banking Segment

•	Pre-tax income of the segment totaled $7.5 million for the quarter ended December 31, 2018 compared to $7.4 million for the quarter ended December 31, 2017.
•	Net interest income of the segment totaled $13.8 million for the quarter ended December 31, 2018 compared to $13.4 million for the quarter ended December 31, 2017.
•
Average loans held for investment totaled $1.37 billion during the quarter ended December 31, 2018, which represents an increase of $93.0 million, or 7.3% over the comparable quarter in the prior year. Average loans increased $23.2 million, or 6.9% annualized, compared to the quarter ended September 30, 2018.

•
Our net interest margin decreased nine bps to 2.99% for the quarter ended December 31, 2018 compared to 3.08% for the quarter ended December 31, 2017, which was a result of the increase in cost of deposits as certificates of deposit repriced at higher rates.

•	Noninterest income decreased $63,000 for the quarter ended December 31, 2018 compared to the quarter ended December 31, 2017 as fees earned on loans decreased.
•
Noninterest expenses increased $211,000 for the quarter ended December 31, 2018 compared to the quarter ended December 31, 2017 as compensation; occupancy, office furniture, and equipment; and other noninterest expenses increased.

•
The efficiency ratio for the community banking segment increased 33 bps to 48.69% for the quarter ended December 31, 2018, compared to 48.36% for the quarter ended December 31, 2017 as compensation expenses rose slightly.

•
Average deposits totaled $1.02 billion during the quarter ended December 31, 2018, which represents an increase of $61.8 million, or 6.5%, over the comparable quarter in the prior year.  Average deposits increased $13.5 million, or 5.4% annualized, compared to the quarter ended September 30, 2018.

•	Nonperforming assets as percentage of total assets was 0.45% at December 31, 2018, 0.45% at September 30, 2018, and 0.59% at December 31, 2017.
•	Past due loans as percentage of total loans was 0.50% at December 31, 2018, 0.67% at September 30, 2018, and 0.45% at December 31, 2017.
•
Net recoveries were $232,000, or 0.02% as a percentage of average loans for the year ending December 31, 2018.  Net charge-offs were $786,000, or 0.06% of average loans for the year ending December 31, 2017.

Mortgage Banking Segment

•	The Mortgage Banking segment totaled a pretax loss of $308,000 for the quarter ended December 31, 2018, compared to $1.8 million of pretax income for the quarter ended December 31, 2017.
•
Loan originations decreased approximately $109,000 to $600.2 million during the quarter ended December 31, 2018, compared to $600.3 million during the quarter ended December 31, 2017.  Origination volume relative to purchase activity accounted for 91.1% of originations for the quarter ended December 31, 2018 compared to 86.7% of total originations for the quarter ended December 31, 2017.

•	Mortgage banking revenues decreased $2.7 million, or 9.6%, to $25.0 million for the quarter ended December 31, 2018, compared to $27.6 million for the quarter ended December 31, 2017.
•	Gross margin on loans sold decreased 11.4% to 4.2% during the quarter ended December 31, 2018, compared to the quarter ended December 31, 2017.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield, Oak Creek, Oconomowoc/Lake Country, Pewaukee, Waukesha/Brookfield, and West Allis, Wisconsin and a commercial lending office in Minneapolis, Minnesota. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 47 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in the allowance for loan losses, (iii) Waterstone’s ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures, including earnings per share excluding deferred tax revaluation, return on average assets excluding deferred tax revaluation, return on average assets excluding deferred tax revaluation, and return on average equity excluding deferred tax revaluation to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to adjust for non-recurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	For The Three Months Ended December 31,		For The Year Ended December 31,
	2018	2017	2018	2017
	(In Thousands, except per share amounts)
Interest income:
Loans	$17,468	15,746	66,966	60,824
Mortgage-related securities	723	625	2,648	2,646
Debt securities, federal funds sold and short-term investments	1,137	945	4,086	3,625
Total interest income	19,328	17,316	73,700	67,095
Interest expense:
Deposits	3,540	2,125	11,627	7,739
Borrowings	2,322	1,867	7,896	8,623
Total interest expense	5,862	3,992	19,523	16,362
Net interest income	13,466	13,324	54,177	50,733
Provision for loan losses	-	-	(1,060)	(1,166)
Net interest income after provision for loan losses	13,466	13,324	55,237	51,899
Noninterest income:
Service charges on loans and deposits	348	477	1,680	1,625
Increase in cash surrender value of life insurance	352	331	1,848	1,807
Loss on sale of available for sale securities	-	-	-	(107)
Mortgage banking income	24,221	27,270	113,151	120,044
Other	715	103	1,520	1,044
Total noninterest income	25,636	28,181	118,199	124,413
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	23,114	23,352	97,784	97,084
Occupancy, office furniture, and equipment	2,860	2,591	10,855	10,178
Advertising	1,039	919	4,123	3,333
Data processing	735	585	2,792	2,439
Communications	382	390	1,611	1,560
Professional fees	397	703	2,327	2,656
Real estate owned	(62)	121	1	379
Loan processing expense	643	766	3,372	3,062
Other	2,738	2,891	10,291	11,188
Total noninterest expenses	31,846	32,318	133,156	131,879
Income before income taxes	7,256	9,187	40,280	44,433
Income tax expense	1,578	6,072	9,526	18,469
Net income	$5,678	3,115	30,754	25,964
Income per share:
Basic	$0.21	0.11	1.12	0.95
Diluted	$0.21	0.11	1.11	0.93
Weighted average shares outstanding:
Basic	26,994	27,522	27,363	27,467
Diluted	27,218	27,914	27,634	27,899

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	December 31,	December 31,
	2018	2017
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$48,234	$22,306
Federal funds sold	25,100	17,034
Interest-earning deposits in other financial institutions and other short term investments	12,767	9,267
Cash and cash equivalents	86,101	48,607
Securities available for sale (at fair value)	185,720	199,707
Loans held for sale (at fair value)	141,616	149,896
Loans receivable	1,379,148	1,291,814
Less: Allowance for loan losses	13,249	14,077
Loans receivable, net	1,365,899	1,277,737

Office properties and equipment, net	24,524	22,941
Federal Home Loan Bank stock (at cost)	19,350	16,875
Cash surrender value of life insurance	67,550	65,996
Real estate owned, net	2,152	4,558
Prepaid expenses and other assets	22,469	20,084
Total assets	$1,915,381	$1,806,401

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$139,111	$129,597
Money market and savings deposits	163,511	148,804
Time deposits	735,873	688,979
Total deposits	1,038,495	967,380

Borrowings	435,046	386,285
Advance payments by borrowers for taxes	4,371	4,876
Other liabilities	37,790	35,756
Total liabilities	1,515,702	1,394,297

Shareholders' equity:
Common stock	285	295
Additional paid-in capital	330,327	326,655
Retained earnings	187,153	183,358
Unearned ESOP shares	(17,804)	(18,991)
Accumulated other comprehensive loss, net of taxes	(2,361)	(477)
Cost of shares repurchased	(97,921)	(78,736)
Total shareholders' equity	399,679	412,104
Total liabilities and shareholders' equity	$1,915,381	$1,806,401

Share Information
Shares Outstanding	28,463	29,501
Book Value per share	$14.04	$13.97
Closing market price	$16.76	$17.05
Price to book ratio	119.37%	122.05%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$13,466	13,850	13,720	13,141	13,324
Provision for loan losses	-	40	(220)	(880)	-
Total noninterest income	25,636	34,062	33,318	25,183	28,181
Total noninterest expense	31,846	36,426	34,737	30,147	32,318
Income before income taxes	7,256	11,446	12,521	9,057	9,187
Income tax expense	1,578	2,743	3,101	2,104	6,072
Net income	$5,678	8,703	9,420	6,953	3,115
Income per share – basic	$0.21	0.32	0.34	0.25	0.11
Income per share – diluted	$0.21	0.31	0.34	0.25	0.11
Dividends declared per share	$0.12	0.12	0.12	0.62	0.12

Performance Ratios:
Return on average assets - QTD	1.18%	1.80%	2.02%	1.57%	0.67%
Return on average equity - QTD	5.58%	8.48%	9.40%	6.90%	2.98%
Net interest margin - QTD	2.99%	3.07%	3.14%	3.18%	3.08%

Return on average assets - YTD	1.64%	1.80%	1.80%	1.57%	1.43%
Return on average equity - YTD	7.60%	8.25%	8.13%	6.90%	6.32%
Net interest margin - YTD	3.09%	3.13%	3.16%	3.18%	3.00%

Asset Quality Ratios:
Past due loans to total loans	0.50%	0.67%	0.54%	0.53%	0.45%
Non accrual loans to total loans	0.48%	0.48%	0.46%	0.50%	0.47%
Non performing assets to total assets	0.45%	0.45%	0.45%	0.54%	0.59%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS
(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Average balances	(Dollars in Thousands)
Interest earning assets
Loans receivable and held for sale	$1,496,125	1,507,632	1,451,507	1,398,043	1,402,271
Mortgage related securities	111,004	106,047	109,879	113,688	115,414
Debt securities, federal funds sold and short term investments	179,232	176,733	192,422	165,863	199,006
Total interest earning assets	1,786,361	1,790,412	1,753,808	1,677,594	1,716,691
Non interest earning assets	119,715	122,575	119,291	113,317	120,943
Total assets	$1,906,076	1,912,987	1,873,099	1,790,911	1,837,634

Interest bearing liabilities
Demand accounts	$36,941	37,936	37,291	37,384	37,600
Money market and savings accounts	184,873	185,864	166,587	153,226	170,262
Certificates of deposit	722,774	707,970	707,758	697,644	686,266
Total interest-bearing deposits	944,588	931,770	911,636	888,254	894,128
Borrowings	439,601	444,570	445,064	379,115	406,821
Total interest-bearing liabilities	1,384,189	1,376,340	1,356,700	1,267,369	1,300,949
Noninterest bearing demand deposits	97,677	100,804	96,108	91,806	93,735
Noninterest bearing liabilities	20,219	28,632	18,266	22,828	28,188
Total liabilities	1,502,085	1,505,776	1,471,074	1,382,003	1,422,872
Equity	403,991	407,211	402,025	408,908	414,762
Total liabilities and equity	$1,906,076	1,912,987	1,873,099	1,790,911	1,837,634

Average Yield/Costs
Loans receivable and held for sale	4.63%	4.56%	4.61%	4.48%	4.45%
Mortgage related securities	2.58%	2.41%	2.35%	2.28%	2.15%
Debt securities, federal funds sold and short term investments	2.52%	2.39%	2.12%	2.12%	1.88%
Total interest earning assets	4.29%	4.22%	4.20%	4.10%	4.00%

Demand accounts	0.09%	0.10%	0.09%	0.08%	0.08%
Money market and savings accounts	0.47%	0.35%	0.30%	0.24%	0.20%
Certificates of deposit	1.82%	1.62%	1.46%	1.29%	1.17%
Total interest-bearing deposits	1.49%	1.30%	1.19%	1.06%	0.94%
Borrowings	2.10%	1.90%	1.74%	1.61%	1.82%
Total interest-bearing liabilities	1.68%	1.50%	1.37%	1.22%	1.22%

COMMUNITY BANKING SEGMENT
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$13,774	14,121	13,747	13,304	13,375
Provision for loan losses	-	-	(250)	(900)	-
Total noninterest income	911	1,312	1,137	939	974
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	4,761	4,435	4,301	4,888	4,531
Occupancy, office furniture and equipment	842	826	813	826	771
Advertising	185	183	241	140	144
Data processing	422	414	400	435	399
Communications	92	112	121	100	101
Professional fees	339	257	180	191	173
Real estate owned	(62)	(128)	(126)	317	121
Loan processing expense	-	-	-	-	-
Other	571	701	658	785	699
Total noninterest expense	7,150	6,800	6,588	7,682	6,939
Income before income taxes	7,535	8,633	8,546	7,461	7,410
Income tax expense	1,632	2,003	1,970	1,668	5,570
Net income	$5,903	6,630	6,576	5,793	1,840

Efficiency ratio - QTD	48.69%	44.06%	44.27%	53.94%	48.36%
Efficiency ratio - YTD	47.63%	47.28%	49.00%	53.94%	49.98%

MORTGAGE BANKING SEGMENT
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$(332)	(286)	(40)	(192)	(72)
Provision for loan losses	-	40	30	20	-
Total noninterest income	24,986	33,165	32,547	24,731	27,645
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	18,499	23,164	22,078	16,241	18,943
Occupancy, office furniture and equipment	2,018	1,925	1,792	1,813	1,820
Advertising	854	1,041	759	720	775
Data processing	309	386	224	186	182
Communications	290	300	314	282	289
Professional fees	52	319	458	514	512
Real estate owned	-	-	-	-	-
Loan processing expense	643	837	904	988	766
Other	2,297	2,064	1,964	2,197	2,504
Total noninterest expense	24,962	30,036	28,493	22,941	25,791
Income before income taxes	(308)	2,803	3,984	1,578	1,782
Income tax expense	(62)	737	1,133	435	509
Net income	$(246)	2,066	2,851	1,143	1,273

Efficiency ratio - QTD	101.25%	91.35%	87.65%	93.49%	93.54%
Efficiency ratio - YTD	92.89%	90.60%	90.16%	93.49%	86.93%

Loan Originations	600,156	761,206	721,184	516,020	600,265
Purchase	91.1%	92.1%	92.6%	85.1%	86.7%
Refiance	8.9%	7.9%	7.4%	14.9%	13.3%

GAAP RECONCILIATION TO NON-GAAP
FINANCIAL MEASURES
(Unaudited)
	For the Three Months Ended	For the Year Ended
	December 31,	December 31,
	2017	2017
	(In thousands, except per share amounts)
Net income	$3,115	25,964
Deferred tax asset revaluation	2,718	2,718
Net income excluding deferred tax asset revaluation	$5,833	$28,682
Diluted weighted average shares outstanding	27,914	27,899

Net income per diluted share	$0.11	$0.93
Deferred tax asset revaluation adjustment	$0.10	$0.10
Net income per diluted share excluding deferred tax asset revaluation	$0.21	$1.03

Net income excluding deferred tax asset revaluation	$5,833	$28,682
Average assets	1,837,634	1,810,234

Return on average assets	0.67%	1.43%
Deferred tax asset revaluation adjustment	0.59%	0.15%
Return on average assets excluding deferred tax asset revaluation	1.26%	1.58%

Net income excluding deferred tax asset revaluation	$5,833	$28,682
Average equity	414,762	410,937

Return on average equity	2.98%	6.32%
Deferred tax asset revaluation adjustment	2.60%	0.66%
Return on average equity excluding deferred tax asset revaluation	5.58%	6.98%